Exhibit 99.1

November 14, 2017 2017 Investor Day

Forward Looking Statements 2 Certain of the statements included in this presentation may not be based on historical facts and are “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements may be identified by reference to a future period(s) or by the use of forward - looking terminology, such as "anticipate," "estimate," "expect," "foresee," "may," "might," "will," "would," "could" or "intend," future or conditional verb tenses, and variations or negatives of such terms . These forward - looking statements include, without limitation, those relating to the Company's future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non - interest revenue, allowance for loan losses, the effect of certain new accounting standards on the Company's financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk and conditions, earnings, effect of pending litigation, acquisition strategy, legal and regulatory limitations and compliance and competition . Forward - looking statements are based on management’s current beliefs, estimates, assumptions, and expectations and are subject to significant risks and uncertainties . Readers are cautioned, therefore, not to place undue reliance on the forward - looking statements contained in this presentation , in that there can be no assurance that future developments affecting the Company and its subsidiaries will be those anticipated by management, and actual results could differ materially from those indicated in such forward - looking statements, due to a variety of factors . These factors include, but are not limited to, changes in the Company's operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of the Company to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of the Company's interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability of the Company to repurchase its common stock on favorable terms, the ability of the Company to successfully implement its acquisition strategy, changes in interest rates and capital markets, inflation, customer acceptance of the Company's products and services, and other risk factors . Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the Securities and Exchange Commission, including, without limitation, the “Risk Factors” section of the Company’s 2016 Form 10 - K . Any forward - looking statement speaks only as of the date of this Report, and the Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date of this Report . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results .

Non - GAAP Financial Measures 3 This document contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP) . The Company's management uses these non - GAAP financial measures in their analysis of the company's performance . These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax - exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions . Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company's core businesses . These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies .

Agenda 4 Strategic Overview George Makris 8:00 AM – 8:30 AM 5 A Wealth Management Group Trust, Retail Investment, Insurance, Q&A Philip Tappan 8:30 AM – 9:00 AM 16 B Commercial & Specialty Lending Group Commercial Lending, Credit Card, Mortgage, Equipment Finance, SBA Lending, Q&A Matt Reddin 9:00 AM – 9:45 AM 26 C Regional Overview Southeast Division, North Texas Division, Southwest Division, Q&A Marty Casteel, Barry Ledbetter, Vernon Bryant, Mark Funke 10:00 AM – 11:30 AM 47 D Asset Quality & Credit Underwriting & Approval Process, Asset Quality, Q&A Steve Wade 11:30 AM – 12:00 PM 85 E M&A George Makris 12:30 PM – 1:00 PM 95 F Financials Bob Fehlman, Pat Neeley, David Garner 1:00 PM – 1:45 PM 102 G Wrap - up and Q&A George Makris, Marty Casteel, Bob Fehlman 1:45 PM – 2:15 PM 114 H

A. Strategic Overview 5 George Makris – Chairman & Chief Executive Officer, Simmons First National Corporation

Strategic Overview 6 ▪ History of strong asset quality ▪ Excellent non - interest income (non - banking business units) ▪ Simmons Bank converted from a National Charter to a State Charter (Fed Member Bank) in March 2016 PROFILE (AS OF 10/27/17) Ticker SFNC Founded 1903 Estimated Total Assets $14.9 billion Market Cap $2.7 billion Footprint 7 states Company Profile

Profile and Footprint as of June 2013 ($ in Millions) Strategic Overview 7 Northeast AR Searcy El Dorado Southeast AR Pine Bluff Northwest AR Russellville Hot Springs COMPANY HIGHLIGHTS BANK TOTAL ASSETS ▪ Total Assets: $3.5 billion ▪ 8 separately chartered banks SFNB $ 1,993 SFB - Northeast AR 357 SFB - Northwest AR 244 SFB - El Dorado 214 SFB - Russellville 188 SFB - Southeast AR 186 SFB - Hot Springs 171 SFB - Searcy 155

Acquisitions between 2013 & 2017 Strategic Overview 8 2013 – 2014 Consolidated eight charters to one (Simmons Bank) National to State Charter Conversion (Fed Member Bank) 2015 2016 2017

Creating a premier regional banking network 9 Strategic Overview COMPANY HIGHLIGHTS (10/27/17) ▪ Estimated Total Assets: $14.9 billion ▪ Located in 7 states

$- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 2013 2014 2015 2016 10/27/2017 (Estimated) Key Financial Highlights / Balance Sheet & Profitability ($ in Billions) (1) Core excludes non - core income, expense items (e.g. merger related cost and branch rightsizing cost) and purchase accounting inte rest accretion. Core results are non - GAAP measurements. See Appendix for non - GAAP reconciliations. (2) Efficiency ratio is non - interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non - interest revenues, excluding gains and losses from securities transactions and non - core items. See Appendix for non - GAAP re conciliations. Strategic Overview 10 TOTAL ASSETS TOTAL LOANS & DEPOSITS NON - INTEREST INCOME / REVENUE (1) EFFICIENCY RATIO (2) 71.3% 67.2% 59.0% 56.3% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 2013 2014 2015 2016 $4.4 $4.6 $7.6 $8.4 $14.9 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 2013 2014 2015 2016 10/27/2017 (Estimated) 23.7% 26.7% 25.4% 33.3% 30.9% 30.9% 28.6% 30.2% 35.2% 31.3% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 2013 2014 2015 2016 2017 YTD GAAP Core

13.0% 13.4% 16.0% 14.5% 10.7% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 2013 2014 2015 2016 Pro Forma 12.3% 12.8% 14.2% 13.5% 8.6% 5.5% 6.5% 7.5% 8.5% 9.5% 10.5% 11.5% 12.5% 13.5% 14.5% 15.5% 2013 2014 2015 2016 Pro Forma Key Financial Highlights / Regulatory Capital Ratios (1) Source: Pro forma Regulatory Capital Schedule in the Financial section of this presentation. Strategic Overview 11 TIER 1 LEVERAGE RATIO CET1 CAPITAL RATIO TIER 1 RISK - BASED CAPITAL RATIO TOTAL RISK - BASED CAPITAL RATIO 9.2% 8.8% 11.2% 11.0% 9.5% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 2013 2014 2015 2016 Pro Forma 14.1% 14.5% 16.7% 15.1% 11.2% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 18.0% 2013 2014 2015 2016 Pro Forma (1) (1) (1) (1)

Shareholder Value Note: Core excludes non - core income and expense items (e.g. merger related cost and branch rightsizing cost). Core results are non - GAA P measurements. See Appendix for non - GAAP reconciliations. Strategic Overview 12 ROA ROTCE NET INCOME ($ IN MILLIONS) EPS 0.64% 0.80% 1.03% 1.25% 1.12% 0.77% 0.86% 1.25% 1.31% 1.17% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2013 2014 2015 2016 2017YTD GAAP Core 6.36% 10.99% 12.53% 13.92% 12.97% 7.54% 11.89% 15.05% 14.56% 13.48% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 2013 2014 2015 2016 2017YTD GAAP Core $23 $36 $74 $97 $74 $28 $39 $90 $101 $77 $- $20 $40 $60 $80 $100 $120 2013 2014 2015 2016 2017YTD GAAP Core $1.42 $2.11 $2.63 $3.13 $2.31 $1.69 $2.29 $3.18 $3.28 $2.41 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2013 2014 2015 2016 2017YTD GAAP Core

Shareholder Value (Continued) Strategic Overview 13 DATE STOCK PRICE MARKET CAP DIVIDEND PER SHARE 6/30/13 $ 26.09 $0.4 billion 10/31/17 $ 57.70 $2.7 billion $0.84 $0.88 $0.92 $0.96 $1.00 $0.75 $0.80 $0.85 $0.90 $0.95 $1.00 $1.05 2013 2014 2015 2016 2017 (Expected)

Strategic Overview

Preparing for $10 Billion

PRE-CONVERSION EXAMINATION IN 2016

- OCC to State Fed Member

KEY HIRES

Jena Compton	**Johnny McCaleb**	**Rusty Barham**	**Paul Kanneman**	**Pat Neeley**
EVP, Chief People Officer	*EVP, Internal Audit*	*EVP, Regulatory & Consumer Affairs*	*EVP, Chief Information Officer*	*EVP, Executive Director of Finance & Accounting*
Jeff Sinnott	**Bryan Brooks**	**Martie North**	**Sharmane Hines**	**Scott Morey**
EVP, Southwest Bank (IT)	*SVP, Product Development*	*VP, CRA*	*VP, Fair Lending*	*VP, Compliance*
	Veronica Liles	**Matt Reddin**	**Adam Mitchell**	
	SVP, Bank SNB Internal Audit	*EVP, Chief Lending Officer (Promotion)*	*EVP, Chief Retail Officer (Promotion)*	

NEW CORPORATE BOARD MEMBERS

- Jay Burchfield
- Chris Kirkland
- Mark Doramus
- Jerry Hunter
- Mindy West
- Susan Lanigan
- Russ Teubner
- Tom Purvis

14

Strategic Overview 15 PROCESSES ISSUES ▪ Internal Audit ▪ ERM ▪ Compliance ▪ CRA ▪ Fair Lending ▪ Front - line Accountability ▪ Accounting Department Reorganization ▪ Culture ▪ M&A – Valuation – Due Diligence – Conversion and Integration – Review ▪ HHI & Rural Markets ▪ CRE Concentration Formula – No credit for loan discounts of acquired loans (purchase accounting penalty) – $48 million of existing ALLL eliminated under purchase accounting • Reduces Tier 2 capital – $58 million of estimated loan discounts from acquisitions • Not included in Tier 2 capital – As a result: • Estimated CRE / Total Risk - based Capital: 321% • Including estimated additional loan discount from acquisitions: 303% Preparing for $10 Billion (Continued)

B. Wealth Management Group 16 Philip Tappan – EVP, Wealth Management

Trust / History ($ in Thousands) 17 Wealth Management Group ▪ Providing Trust services since 1922 ▪ Half of revenue from Investment Management Accounts (IMAs); IMAs line of business has highest margin of 45% ▪ Eight Portfolio managers in - house, purchase research from Northern Trust and Wright Investors ▪ 36% of revenue from Personal Trust business, 8% from Retirement Plan Business, 5% of revenue from Corporate Trust (bond issues only) ▪ Adding Royalty Trust line of business with Southwest Bank ▪ 82 Trust Associates in AR, MO and TN; adding 20 in TX FULL SERVICE TRUST DEPARTMENT 2014 2015 2016 9/30/2017 Managed 1,315$ 1,356$ 2,545$ 2,588$ Non-managed 2,180 1,673 1,800 1,433 Total 3,495$ 3,029$ 4,345$ 4,021$ 2013 2014 2015 2016 2017 (YTD) New Business 263$ 410$ 522$ 790$ 503$ Closed Accounts (275) (168) (296) (719) (306) Net New Business (13)$ 243$ 226$ 71$ 197$

Trust / Assets Under Management (“AUM”) by Office Wealth Management Group 18 Fort Worth $350 million Dallas $350 million Missouri $1.91 billion Central AR $880 million NWA $68 million El Dorado $140 million Pine Bluff $1.9 billion NE AR $157 million West TN $11 million SE TN $183 million

Trust / Market Growth Potential 19 Wealth Management Group ▪ Significant potential remains ▪ Recently hired Trust Business Development Officer (“BDO”); will work closely with legal community and community bankers in Arkansas ▪ Very strong opportunities ▪ Two business development officers; working with prospective traditional Trust and IMA clients plus 401(k) prospects ▪ Currently interviewing business development candidates ▪ Significant opportunities for investment management throughout markets ▪ Legacy Trust – BDO; spending one week per month in Tennessee markets working with bankers and centers of influence ▪ No current Trust business ▪ 2018 Projects – Reviewing opportunities with independent trust companies and established individual trust officers

Retail Investments 20 Wealth Management Group OVERVIEW / VALUE PROPOSITION HISTORY ▪ Full - service Wealth Management firm offering professional investment management consulting, financial planning brokerage and insurance services ▪ Differentiated product and service offerings that speak to the needs of Mass Affluent to High Net Worth Market ▪ Balanced revenue model between commission - based brokerage business and fee - based advisory business; recent trend shifting more towards fee - based model ▪ Strong individual insurance practice; all financial advisors (“FAs”) licensed to sell insurance ▪ Well positioned to take advantage of largest wealth transfer in history; over $30 trillion expected to pass from baby boomers to next generation over next 3 decades (40% expected to occur in next decade) ▪ Average age of FAs is significantly lower than the industry average; more than half of FAs under age of 45 ▪ Operated very small retail investments program through 3 rd party broker - dealer since mid - 1990s ▪ Operated small institutional bond sales desk from late 1980s through late 2016 ▪ Acquired Delta Trust Investments, Inc. (“DTII”) through 2014 acquisition of Delta Trust & Banking Corporation – DTII established in 1999; converted to Simmons First Investment Group, Inc. (“SFIG”) in 2014 ▪ Have added additional scale through corporate acquisitions in Tennessee

Retail Investments (Continued) Wealth Management 21 PRODUCT & SERVICES ▪ Investing (stocks, bonds, mutual funds, 529 College Savings Plans, unit investment trusts, variable annuities, structured products, alternative investments) ▪ Fee - based investment management consulting (access to hundreds of independent money managers or Simmons Trust - managed products) ▪ Financial planning ▪ Margin accounts (retail investments only) ▪ Individual insurance (life, disability, long - term care, fixed annuities) ▪ Life Event Services and Valued Investor Programs for high net worth individuals and families – Estate planning – Executive services – Comprehensive financial planning and implementation – Federal benefits consulting ▪ Employer retirement plan management ▪ Trust and estate services (offered through Simmons Trust) ▪ Securities - based lending (offered through Simmons Bank)

Retail Investments (Continued) Wealth Management 22 CURRENT STATS & RECENT TRENDS ▪ > $1.3 billion AUM, with $200 million in fee - based ▪ 4,400+ clients in 46 states ▪ 15 full - time financial advisors with 18 years of average experience – 9 of the 15 are age 45 or younger – Average age is 48 compared to industry average of 53 ▪ Fee - based assets have grown 57% year - to - date and 69% year - over - year (impact of 2016 acquisitions has contributed very nominally) – Fee - based revenue as a percent of total revenue now stands at 32% (YTD, through 9/30/2017) vs. less than 20% in 2015 ▪ Total revenue has grown 30% year - over - year (impact of 2016 acquisitions has contributed very nominally) ▪ Enhanced profitability profile that is scalable and well positioned for continued growth through recruitment and possible acquisitions

Insurance / Employee Benefits ($ in Thousands) Wealth Management Group 23 ▪ New business and renewals continue to be strong ▪ Profit margin of 28% year - to - date 9/30/17 ▪ First South Bank integration in full swing ▪ Efforts to improve core offerings to relieve pressure from consolidation in the industry – Partner with internal marketing to build brand and improve referral sources – Establish access to EDI Tech Specialist $670 $902 $932 $1,017 $1,242 $1,215 $1,432 $1,483 $1,522 $1,755 $2,125  0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% $- $500 $1,000 $1,500 $2,000 $2,500 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 (YTD) Revenue Profit Margin

Insurance / Employee Benefits (Continued) 24 Wealth Management Group ▪ Leverage First South Bank’s Employee Benefits team to create Best in Class Agency for West Tennessee ▪ Build on momentum ▪ Add bandwidth to service team ▪ Identify prospects with 10+ employees ▪ Identify “move now” prospects ▪ Create / review pool of candidates to fill Account Executives for states ▪ Add support resources for growth ▪ Create / review pool of candidates to fill Account Executives for states ▪ Add support resources for growth

Philip Tappan 25 Wealth Management Group Q & A

C. Commercial & Specialty Lending Group 26 Matt Reddin – EVP & Chief Lending Officer

(1) Over 500,000 residents in the metropolitan statistical area. (2) Under 500,000 residents in the metropolitan statistical area. 27 Commercial & Specialty Lending Group Metro vs. Community Markets PREVIOUS STRATEGIC MODEL NEW STRATEGIC MODEL TRANSFORMATION ▪ Implemented January 2017 ▪ Redefined roles for bankers and revised market penetration strategy ▪ Redesigned lending organization goals market - by - market ▪ Customize sales training for new roles ▪ One - size - fits - all approach ▪ Uniform market strategy across footprint ▪ Continued focus on all business and retail customers COMMUNITY (2) MARKETS ▪ Structured to strategically target small and large companies and their executives METRO (1) MARKETS

Little Rock Loan Market 28 Commercial & Specialty Lending Group East TN North Nashville South Nashville Midwest TN Southwest TN St. Louis Sedalia Kansas City Wichita Northwest AR Fort Smith Russellville Hot Springs Pine Bluff Southeast AR El Dorado N Central AR Searcy Northeast AR Northwest TN Southwest MO Metro Community MARKET KEY

Wichita Tulsa Denver Oklahoma City North Texas Austin San Antonio Tilden 29 Commercial & Specialty Lending Group New Markets – Southwest Bank & Bank SNB Metro Community MARKET KEY Stillwater

30 Commercial & Specialty Lending Group Key Talent Retention Strategy ▪ Retention – CLO as Regional Chairman – Producing banking center Presidents (12) – All lenders (19) ▪ Reverse Integration – Loan platform – Commercial real estate funding ▪ Retention – Regional Chairmen (2) – Business Line Directors (2) – Producing Market Presidents (8) – Bankers (31) SOUTHWEST BANK (“SWB”) BANK SNB

(1) Simmons Bank excludes loan growth realized from First South conversion in September 2017. 31 Commercial & Specialty Lending Group Current Performance ($ in Thousands) AS OF 9/30/17 ▪ Simmons Bank has originated approximately $ 2 billion in gross production (funded and unfunded commitments) through 9 / 30 / 17 ▪ Simmons Bank (Legacy) Metro Market Net Growth : 14% ▪ Simmons Bank (Legacy) Community Market Net Growth : 3 % Simmons Bank (Legacy)⁽¹⁾ Bank SNB SWB Combined Loan Production (YTD) 420,000$ 221,600$ 451,200$ 1,092,800$ 90 Day Loan Pipeline 150,300 70,600 236,600 457,500 Total Pipeline 747,900 772,000 748,000 2,267,900 Net Loan Growth (YTD) 8.3% 8.0% 26.4% 11.9%

Commercial & Specialty Lending Group

Outlook & Loan Pricing Strategy

2018 LENDING OUTLOOK	▪ Expected annualized net loan growth of 7% for 2018 ▪ Commercial construction unfunded commitments of approximately $1 billion as of 10/31/17 ▪ Growth engine fueled by new opportunities in acquired markets from expanded balance sheet – New metro markets provide access to larger lending opportunities – Average size of Simmons Bank commercial construction loans is 2.25x greater than Bank SNB and SWB; larger balance sheet and capital provides scale and capacity to compete for larger lending opportunities – Simmons Bank credit culture combined with the experienced lending team provides path for selective growth and portfolio diversification by geographic location ▪ Growth by design: Very deliberate approach for achieving optimal growth in both existing and newly acquired through effective credit risk management – CRE: New markets provide opportunities to diversify portfolio across wider geography ▪ Control CRE concentration by sub-category and MSA with pricing, terms and structure
HOW WE GET THERE	▪ Controlled but flexible pricing model ▪ Continued expansion of SBA lending ▪ Leverage Bank SNB's healthcare lending expertise ▪ Full integration of Simmons Consumer Platform ▪ Fully developed Treasury Management Group ("TM") to better solicit C&I business ▪ Leverage combined mortgage groups of all 3 banks
PRICING STRATEGY	▪ Disciplined Commercial Pricing Model (reviewed monthly) ▪ Controlled through Automated Workflow ▪ Relationship rate exceptions controlled through Regional Chairman ▪ Lender Incentive Program rewards variable & higher spreads

32

(1) Derived from the acquisition of Liberty Bank and the system conversion taking place in April 2015 and through December 2015. 33 Commercial & Specialty Lending Group Specialty Commercial Lending / SBA ($ in Thousands) 2015 (1) 2017 (AS OF 9/30/17) 2016 Arkansas 15 8,726$ 7,217$ 5.6% Kansas 7 4,145 2,525 6.3% Missouri 70 30,933 22,844 5.9% Tennessee 34 24,295 9,086 5.9% Totals 126 68,099$ 41,672$ 5.9% Arkansas 21 8,839$ 5,990$ 5.1% Kansas 14 5,221 2,784 5.8% Missouri 86 35,777 17,097 5.9% Tennessee 59 30,873 8,856 6.0% Totals 180 80,710$ 34,727$ 5.8% # of Loan Principal Weighted State Loans Amount Balances Average Rate Arkansas 4 328$ 99$ 7.0% Kansas 6 6,678 5,836 6.6% Missouri 39 13,321 9,955 6.7% Tennessee 11 4,900 1,089 6.4% Totals 60 25,227$ 16,978$ 6.6%

Specialty Commercial Lending / SBA ($ in Thousands) (Continued) (1) NAGGL national rankings as of 9/30/17. Commercial & Specialty Lending Group 34 ▪ SBA division originated in 2010; $149 million in production since inception ▪ 4 staff members (3 associates; 1 department manager) ▪ Currently use the SBA’s 7a, 504 and cap line products ▪ Approximately 60% of portfolio is sold on secondary market SWB PRODUCTION PRODUCTION OUTLOOK ▪ Expansion into Colorado, Oklahoma and Texas through Bank SNB and SWB acquisitions ▪ SWB – Commercial lenders expected to continue expanding and generating new SBA lending opportunities – Experienced team – More effective product delivery with combined balance sheet • Previously restricted with limited capital constraints ▪ Bank SNB – Providing commercial lending force of 30 lenders that will feed SBA pipeline – Very little SBA lending historically; 6 SBA loans currently carried on books ▪ Simmons Bank expects to move into Top 50 SBA Lenders in 2018 – Simmons Bank: #66 (1) – SWB: #295 (1) # of Loans Loan Amount 2017 (as of 9/30/17) 10 19,193$ 2016 17 7,570 Total Portfolio 99 107,266$

Commercial & Specialty Lending Group

Specialty Commercial Lending / Healthcare Banking as of 9/30/17

Simmons Bank

- Loans: $188 million outstanding; $61 million available to draw
  - 48%: Nursing homes / assisted living facilities
  - 37%: Small independent / private practices (dental, orthodontist, family care, etc.)

BANK SNB

- Loans: $424 million outstanding; $90 million available to draw
  - $149 million: Assisted living facilities / memory care facilities
  - Strong major hospital / small office mix
  - Strong policy controls: Limits on each medical sector
- Key part of business model with in-house expert
- Bank SNB's Director of Healthcare Banking will continue in that capacity for Simmons Bank

SWB

- Loans: $95 million outstanding; $45 million available to draw
  - Mix of primary hospitals in DFW market
  - Some private practice
  - ~$15 million: Nursing homes / assisted living facilities

LEGACY MARKETS

- 4 key legacy markets initially identified for in-market dedicated resources

Little Rock	Nashville	St. Louis	Springfield

VALUE PROPOSITION

- Leverage Director and Bank SNB's long experience in healthcare lending
- Specific focus on operating companies and practice groups
- Leverage Bank SNB's Specialized Healthcare TM Platform

35

36 Commercial & Specialty Lending Group CRE / Construction Monitoring ($ in Thousands) ▪ Top 10 commercial construction loans represent 41% and Top 20 represents 61% of Simmons Bank commercial construction portfolio ▪ Advanced construction monitoring process for 2018; creating new construction management team with industry knowledge for monitoring, management and reporting Total Available Average Bank Committed Balance Credit Loan Size Simmons Bank 790,610$ 289,162$ 501,448$ 5,800$ Bank SNB 355,037 183,371 171,666 2,600 SWB 628,329 293,582 334,747 2,600 Combined 1,773,975$ 766,114$ 1,007,861$ 3,400$ YTD Growth 64.0% 51.0% 75.0%

Consumer Loans / Origination Process & Underwriting Commercial & Specialty Lending Group 37 COMMUNITY MARKETS METRO MARKETS ▪ Originated by retail and community bankers ▪ Originated through retail branch network ▪ Underwrites and processes all applications ▪ Obtains objective, unbiased treatment of applicants ▪ Improves Fair Lending Compliance ▪ Decreases compliance and regulatory risks CONSUMER UNDERWRITING GROUP

Consumer Loans / Historical Production ($ in Thousands) (1) Decline due to lending policy changes occurring from the move to the Central Underwriting & Decision system. Credit standards we re changed and overrides of declined loans were regulated to ensure Fair Lending compliance. Commercial & Specialty Lending Group 38 2014 2015 2016 9/30/17 YTD Simmons Bank Amount⁽¹⁾ 404,653$ 410,979$ 369,170$ 323,375$ Volume 13,183 12,345 9,469 7,577 Bank SNB Amount 50,022$ 57,714$ 100,540$ 99,993$ Volume 674 646 808 659 SWB Amount 109,799$ 104,120$ 121,050$ 90,861$ Volume 585 548 555 428

Consumer Loans / Integration Opportunities Commercial & Specialty Lending Group 39 ▪ 45 new, mostly metro locations from acquisitions ▪ Consumer lending not a strategic priority at Bank SNB or SWB, outside of their portfolio mortgages – We believe there is an opportunity for increased consumer growth in all markets with new retail infrastructure that will be put into place along with the Consumer Lending Platform ▪ In 2016 , closed consumer loans in Simmons Bank’s Little Rock, NWA and Nashville markets made up 37 . 5 % of the Bank’s consumer loan production ▪ In particular, markets in Oklahoma City, Wichita, Fort Worth and Stillwater are expected to see gains from utilizing the retail strategy with their customer bases ▪ With the integration of these strategic locations into the Simmons Bank strategy, goals and systems we believe the new markets will follow the metro market trends and create significant consumer loan opportunities for the bank CONSUMER LOAN CLOSURES Little Rock NWA Nashville Total $66.9M $39.4M $32.1M $138.4M

$ Balance $171 million % Accounts Active 77.0% $ Avg. Credit Line 5,834$ $ Avg. Balance 2,050$ $ Avg. Spend 417$ % Utilization 35.0% % Delinquency YTD 0.7% $150,000 $155,000 $160,000 $165,000 $170,000 $175,000 $180,000 $185,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 2016 2017 Credit Card / Portfolio Demographics & Production as of 9/30/17 Commercial & Specialty Lending Group 40 CONSUMER PORTFOLIO BUSINESS PORTFOLIO TOTAL RECEIVABLES PERIOD - END RECEIVABLES $193,540 $185,380 $177,288 $184,591 $176,295 $165,000 $170,000 $175,000 $180,000 $185,000 $190,000 $195,000 2013 2014 2015 2016 9/30/2017 $ Balance $5 million % Interchange Rate 2.4% $ Avg. Spend 1,108$ % Delinquency YTD 0.6% TOTAL CREDIT CARD PORTFOLIO % Interest Yield (YTD) 8.6% % Interchange Rate / Fees (YTD) 5.0% Gross Yield (YTD) 13.6%

0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 2016 2017 YTD 2017 Visa IRKI Avg. 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 2016 2017 YTD 2017 Visa IRKI Median Credit Card / Asset Quality Commercial & Specialty Lending Group 41 NET CHARGE - OFFS PAST DUE

Commercial & Specialty Lending Group

Credit Card / Growth Strategy

COMMERCIAL CREDIT CARDS

PRODUCT CHANGES

CORPORATE CARD

- New product features (2017 Q3)
- New underwriting and account boarding processes (2017 Q3)

BUSINESS CARD

- Revised Reward Program to include "true cash back" feature (2017 Q4)

GROWTH STRATEGIES

- Focus on cross selling throughout the Simmons community bank network
- Develop and implement specific sales training to commercial and treasury management bankers
- Introducing Business and Corporate Card sales incentive programs (Q4 2017 and throughout 2018)
- Product rebranding to include new card design

CONSUMER CREDIT CARDS

GROWTH STRATEGIES

- Initiate mortgage cross-sell campaign (2017 Q4)
- Schedule pre-approved direct mail campaigns
  - Target new Bank SNB and SWB customers after conversion
  - Campaigns to include qualified existing Simmons customers without a Simmons card
- 1 ITA (Invitation to Apply) direct mail
  - Target non-customers in Simmons Bank footprint
  - Work with Acxiom to improve marketing efficiency and effectiveness
- Schedule 2 "Balance Transfer" check mailings
- Schedule 2 "Increased Spend" campaigns
- Introduce Visa Signature product (2018 Q1)
  - Revised Rewards Program to include "true cash back" feature (2017 Q4)
- Explore relationship rewards after CRM implementation
- Establish a Relationship Rewards program (after CRM introduction)

42

$- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2016 2017 YTD 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2017 YTD 2016 Equipment Finance / Production & Asset Quality Commercial & Specialty Lending Group 43 CHARGE - OFFS MONTH - END BALANCE ▪ Production: +7.5% year - over - year PRODUCTION ASSET QUALITY GROWTH STRATEGY ▪ Charge - offs: Improved by 9bps year - over - year ▪ Hire top talent with established vendor and broker networks ▪ Pursue new markets to diversify product offering: – Commercial construction equipment – Business systems – Franchise restaurant equipment – Automotive repair equipment ▪ Introduce lease product Q2 2018

Mortgage / Historical Production ($ in Thousands) Commercial & Specialty Lending Group 44 MONTHLY PRODUCTION SIMMONS LEGACY BREAKDOWN 2017 2016 September YTD Purchased 67.0% 75.0% Refinanced 33.0% 25.0% Government Loans 27.0% 29.0% Portfolio 6.0% 16.0% Secondary 94.0% 84.0% Secondary Margin 2.7% 2.7% Overall Margin 2.7% 2.3% $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2016 2017 REGIONAL BREAKDOWN 2016 Actual 9/30/17 YTD Pro Forma (Annualized) $ % $ % Central AR 328,716$ 31.8% 207,978$ 30.2% NWA 94,559 9.1% 50,691 7.4% TN 134,079 13.0% 93,317 13.6% KS 35,815 3.5% 35,283 5.1% SW MO 66,989 6.5% 42,582 6.2% Bank SNB 182,662 17.7% 141,846 20.6% Southwest Bank 191,047 18.5% 116,375 16.9% Total 1,033,867$ 100.0% 688,072$ 100.0%

Mortgage / Strategy Commercial & Specialty Lending Group 45 ▪ Develop strategies to successfully recruit new MLOs in markets where Simmons Mortgage is underrepresented: – St. Louis, NWA, East TN, Nashville ▪ Continue to aggressively manage underperforming MLOs ▪ Successful transition for Bank SNB and SWB – MLO retention – Margin improvement ▪ Marketing – Develop marketing strategies to solicit existing customer repeat business and new customer referrals – Work with Community Presidents to promote relationship referrals and eliminate referral impediments

Matt Reddin 46 Commercial & Specialty Lending Group Q & A

D. Regional Overview 47 Marty Casteel – Chairman & Chief Executive Officer, Simmons Bank Barry Ledbetter – EVP & Chief Banking Officer, Simmons Bank Vernon Bryant – Chairman & Chief Executive Officer, Southwest Bank Mark Funke – President & Chief Executive Officer, Bank SNB

Geographic Footprint as of 9/30/17 48 Regional Overview – Simmons Bank BRANCHES Arkansas 80 Tennessee 44 Missouri / Kansas 30 Total 154 TOTAL ASSETS $9.5 billion

1 - 4 Real Estate 23.9% CRE 53.3% Farm Real Estate 4.8% Loans to Farmers 3.8% C&I 11.9% Consumer Loans 1.7% Other Loans 0.6% Loan Portfolio as of 9/30/17 (1) (1) Excludes loans outside of banking region (credit card, equipment finance, indirect and consumer finance). 49 Regional Overview – Simmons Bank LOAN PORTFOLIO MIX LOANS BY STATE LOAN PROFILE Arkansas 46.4% Tennessee 28.1% Missouri /Kansas 25.4% Total Loans $5.8 billion # Loan Officers 158 Average # of Loans per Officer 222 Average Loan Portfolio per Officer $34.3 million Loan Yield (YTD) 4.50%

Agriculture Loan Portfolio as of 9/30/17 Regional Overview – Simmons Bank 50 AGRICULTURE MIX AGRICULTURE LOANS BY STATE Farm Real Estate 55.6% Crop Production 44.4% TOTAL AGRICULTURE LOANS $497.7 million Arkansas 62.2% Tennessee 20.9% Missouri /Kansas 16.9%

Agriculture Loan Portfolio (Continued) Regional Overview – Simmons Bank 51 ▪ Very stable and loyal customer base ▪ Experienced lending staff (30 years) ▪ Excellent asset quality ▪ Helps diversify loan portfolio ▪ Rice, Soybeans, Corn, and Cotton ▪ Crop production loans have higher yields; repriced annually (5.2% vs. 4.5%) ▪ Higher commodity prices with stable input cost in 2017 ▪ Added new agriculture lender in South Arkansas ▪ Looking to add experienced Poultry Lender ▪ Exploring potential relationship Farmer Mac (secondary market)

Non - interest Bearing Demand 26.6% Interest Bearing Demand & Savings 26.9% Savings & Money Market 29.1% Time Deposits 17.4% Arkansas 54.8% Tennessee 29.3% Missouri /Kansas 15.9% Total Deposits as of 9/30/17 52 Regional Overview – Simmons Bank DEPOSIT MIX DEPOSITS BY STATE DEPOSIT PROFILE Total Deposits $ 6.8 billion Retail Customers 49.0% Commercial Customers 51.0% Cost of Interest Bearing Deposits 0.31%

Treasury Management as of 9/30/17 ($ in Thousands) 53 Regional Overview – Simmons Bank Cash Management Customers 1,683 Treasury Management Users 4,034 ACH Origination Customers 1,095 YTD Average Monthly Originated ACH Transactions 214,605 YTD Average Monthly ACH Origination Dollar Volume 2,028,178$ Wire Customers 182 YTD Average Monthly Wires Transmitted (online) 1,249 Remote Deposit Customers 325 YTD Average Monthly Remote Deposit Items 103,943 YTD Average Monthly Remote Deposit Dollar Volume 150,413$ Small Business Remote Deposit Customers 52 Lockbox Customers 37 Lockbox Items 65,595 Repo Sweeps 85 Mutual Fund Sweeps 7 ZBA Sweeps 417 Loan Sweep Customers 120 SafePoint Accounts 38 Positive Pay Accounts 156 Reconciliation Accounts 16 ACH Block & Filter Accounts 314 CD-ROM Customers 59

Market Update / Arkansas 54 Regional Overview – Simmons Bank ▪ Deposit market share rank: #5 ▪ 11 community banks ▪ Stable core deposit markets ▪ Expect strong future loan growth in Little Rock, Northeast, Northwest, and Ft. Smith ▪ Hired new lenders over the last several months in Ft. Smith, Northwest, and Pine Bluff ▪ Recruiting new lenders in Northwest, Central and Northeast Arkansas ▪ Recruiting new poultry lender ▪ Treasury Management focus (TMO’s / Branch Managers) ▪ Branch right - sizing ARKANSAS

Market Update / Tennessee 55 Regional Overview – Simmons Bank ▪ Deposit Market Share Rank: #11 ▪ 6 Community Banks ▪ Exceptional Asset Quality ▪ Recently converted First South Bank ▪ Strong current and future loan growth in Middle and East ▪ Added 2 new lenders in Nashville (CRE / C&I) ▪ Recruiting new lenders in Memphis, Nashville, and Knoxville ▪ Community Treasury Management Officer ▪ Focus on Treasury Management in Memphis, Nashville, and Knoxville ▪ Branch Right - sizing TENNESSEE

Market Update / Kansas & Missouri 56 Regional Overview – Simmons Bank ▪ Deposit Market Share Rank: #29 (MO) ▪ 5 Community Banks ▪ Highest Loan Yield/Largest SBA Lender ▪ Strong Current and Future Loan Growth in ST. Louis, Kansas City, and Springfield ▪ Added Two New C&I Lenders in Kansas City with a combined 40 years experience in that market ▪ Added C&I Lender in St. Louis with 15 years experience in that market ▪ Added 4 New Lenders in Southwest MO Market ▪ Treasury Management officers in Kansas City, St. Louis, and Springfield. ▪ Branch Right - sizing KANSAS MISSOURI

Geographic Footprint as of 9/30/17 57 Regional Overview – Southwest Bank Ft. Worth Dallas BRANCHES Fort Worth 14 Dallas 2 Total 16 TOTAL ASSETS $2.5 billion DALLAS / FORT WORTH METROPLEX

Overview & Highlights 58 Regional Overview – Southwest Bank ▪ Southwest Bank has served North Texas customers for more than 50 years ▪ 16 banking centers ▪ Mortgage offices in Austin, Dallas and Fort Worth ▪ Mortgage Warehouse Lending ▪ Trust & Investments ▪ Small Business Lending

Loan Portfolio as of 9/30/17 59 Regional Overview – Southwest Bank LOAN PORTFOLIO MIX LOAN PROFILE Total Loans $2.3 billion # Loan Officers 35 Average # of Loans per Officer 108 Average Loan Portfolio per Officer $60.5 million Loan Yield (YTD) 4.92% Multifamily 1.9% Owner Occupied CRE 7.6% Non - Owner Occupied CRE 33.4% Agriculture 0.1% C&I 25.4% Consumer 0.6% 1 - 4 Family Construction 3.9% Commercial Construction 12.4% Farmland 3.0% HELOC 0.3% 1 - 4 Family 11.4%

Non - owner Occupied Commercial Real Estate: Weighted Average Loan to Value as of 9/30/17 ($ in Thousands) Regional Overview – Southwest Bank 60 Balance Total Weighted # Loans Outstanding Committed Average LTV Hospitality 31 156,429$ 159,013$ 58.3% Medical Dental Facility 17 24,132 26,812 58.5% Mini Warehouses 12 21,129 21,130 63.9% Mixed Use 3 5,648 7,101 58.6% Nursing/Surgery Centers 6 25,735 25,137 63.4% Office Building 78 186,443 210,332 59.1% Office/Warehouse 79 123,913 129,726 61.6% Other 36 51,836 61,439 53.9% Restaurants 20 19,072 19,761 54.9% Retail Strip Centers 87 126,483 133,675 54.3% Single Tenant Retail 11 17,396 19,399 53.6% CRE Non-Owner Occupied 380 758,216$ 813,525$ 58.2% CRE Multi-Family 28 42,581$ 61,090$ 56.9%

Locations of Loans as of 9/30/17 Regional Overview – Southwest Bank 61 Balance % of Location of Property Outstanding Total Tarrant 392,244$ 49.0% Dallas 236,466 29.5% Other 94,569 11.8% Out of State 77,518 9.7% Total 800,797$ 100.0%

Deposits as of 9/30/17 62 Regional Overview – Southwest Bank DEPOSIT MIX DEPOSIT PROFILE Total Deposits $ 1.9 billion Retail Customers 35.1% Commercial Customers 64.9% Cost of Interest Bearing Deposits (YTD) 1.05% Non - interest Bearing Deposits 26.6% Interest Bearing Deposits 4.5% Savings & Money Market 62.2% Time Deposits 6.7%

Total Loans ($ in Millions) 63 Regional Overview – Southwest Bank $237 $426 $572 $632 $677 $939 $1,120 $1,366 $1,494 $1,796 $2,265   $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 (Q3)

Total Deposits ($ in Millions) 64 Regional Overview – Southwest Bank $354 $451 $575 $629 $750 $818 $990 $1,277 $1,398 $1,654 $1,887   $- $500 $1,000 $1,500 $2,000 $2,500 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 (Q3)

Net Income ($ in Thousands) Regional Overview – Southwest Bank 65 $(3,429) $(756) $1,204 $4,357 $5,795 $9,530 $12,738 $16,819 $20,228 $18,175 $(5,000) $- $5,000 $10,000 $15,000 $20,000 $25,000 2008 2009 2010 2011 2012 2013 2014 2015 2016 9/30/2017 YTD

ROAA Regional Overview – Southwest Bank 66 (0.60%) (0.10%) 0.15% 0.49% 0.58% 0.82% 0.89% 1.04% 1.09% 1.10% 1.26% (1.00%) (0.50%) 0.00% 0.50% 1.00% 1.50% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 (YTD) 2017 (Q3)

NPA / Risk - based Capital (Texas Ratio) Regional Overview – Southwest Bank 67 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 (Q1) 2017 (Q2) 2017 (Q3) Non-Accrual Loans Past Due 90 Days & Over OREO Other Repossessed Assets

Mortgage Warehouse Lending Since Inception ($ in Thousands) Regional Overview – Southwest Bank 68 ▪ F r o m Oc tober ‘ 16 t o S ep tember ’ 17, loans origin at ed in 45 stat es a n d t h e Di s trict of Col u m b ia ▪ Th e only stat es WH L did no t h av e loans f o r w e r e: M ai n e, New Y o r k , Rhod e I s la n d , V erm o n t a n d W y omi n g Yield Average Days Year Volume Units (Including Fees) Outstanding 2012 $ 1,226,140 4,372 6.144% 8.0 2013 1,104,675 4,148 6.287% 11.5 2014 775,944 3,040 6.474% 7.8 2015 4,430,208 16,246 5.420% 10.9 2016 3,421,310 14,801 5.787% 10.7 2017 (Q1) 2,281,136 9,022 6.218% 10.6 2017 (Q2) 1,589,747 6,805 6.336% 10.8 2017 (Q3) 937,725 4,079 6.263% 10.2 Total $ 15,766,885 62,513

3 rd Quarter 2017 Mortgage Warehouse Lending ($ in Thousands) Regional Overview – Southwest Bank 69 TRANSACTION TYPE BY FUNDING VOLUME PRODUCT TYPE BY FUNDING VOLUME CREDIT SCORE BY ENDING BALANCE $462,016 Refinance 37.7% $764,209 Purchase 62.3% $919,561 FNMA / FHLMC 75.0% $240,743 Government 19.6% $65,724 Jumbo 5.4% $197 Other 0.0% $174 >820 0.1% $38,995 780 - 819 27.0% $46,195 740 - 779 32.0% $33,607 700 - 739 23.3% $16,872 660 - 699 11.7% $7,783 620 - 659 5.4% $738 <620 0.5% 82.4% CREDIT SCORES ABOVE 700

Regional Overview – Southwest Bank

Treasury Management as of 9/30/17

- Treasury Online/Business Online Banking:
  - Number of Relationships: 477
  - Number of Accounts: 1,681
- Remote Deposit Capture had:
  - 164 Relationships
  - 731 Accounts
  - YTD Average Monthly Deposits: $60,190,713
  - YTD Monthly Average of Deposits: 2,584
  - YTD Monthly Average of Deposited Items: 15,137
- Account Analysis:
  - YTD Activity Charges: $1,276,464
  - YTD Net Charged: $555,868
  - YTD Total Fee Waivers: $159,922

Southwest Bank
70

Geographic Footprint 71 Regional Overview – Bank SNB BRANCHES Oklahoma 19 Texas 5 Kansas 4 Colorado 3 Total 31 9/30/17 Total Assets $2.6 billion Total Loans $2.0 billion Total Deposits $2.1 billion Non - interest Income / Total Revenue 17.1%

Overview & Highlights 72 Regional Overview – Bank SNB ▪ Founded in 1894 as Stillwater State Bank ▪ Consolidated bank charters in 2013 ▪ Changed to state charter and renamed remaining bank subsidiary Bank SNB ▪ Acquired First Commercial Bank ($330 million in assets and ten branches) in October 2015 ▪ Established business lines in Healthcare, Mortgage, Energy, Treasury Services, Commercial Banking

Loan Portfolio as of 9/30/17 73 Regional Overview – Bank SNB LOAN PORTFOLIO MIX LOANS BY STATE LOAN PROFILE Total Loans $2.0 billion # Loan Officers 36 Average # of Loans per Officer 74 Average Loan Portfolio per Officer $55.0 million Loan Yield 4.59% Oklahoma 55.8% Texas 33.0% Kansas 6.8% Colorado 4.4% 1 - 4 Family 13.1% C&I 27.0% Commercial Construction 8.5% Owner Occupied CRE 13.9% Non - owner Occupied CRE 36.6% Consumer Loans 0.9%

Total Loans by State ($ in Millions) Regional Overview – Bank SNB 74 12/31/15 3/31/16 6/30/16 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 Oklahoma $1,010 $1,012 $1,039 $1,053 $1,030 $1,153 $1,113 $1,133 Texas $580 $560 $577 $606 $637 $640 $637 $670 Kansas $150 $161 $158 $157 $145 $143 $142 $138 Colorado $39 $48 $47 $65 $66 $63 $81 $89 $1,779 $1,781 $1,821 $1,881 $1,878 $1,999 $1,973 $2,030 $- $500 $1,000 $1,500 $2,000 $2,500 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Oklahoma Texas Kansas Colorado

Healthcare Banking Highlights – 3 rd Quarter 2017 Regional Overview – Bank SNB 75 ▪ Retained Director of Healthcare Banking ▪ Core market comprised of established healthcare providers ▪ Additional expertise in the funding challenges of smaller, growing healthcare businesses ▪ Core market expansion due to successful entry of markets for senior housing developers, multi - site facility operators, and healthcare related service companies ▪ Constantly evaluating new target niches based upon industry evolution and the impact of the ACA ▪ $524 million in committed healthcare related credit, or 21.6% of total credit commitments ▪ $424 million in funded healthcare related credit, or 20.9% of total funded credit portfolio HEALTHCARE BANKING PROFILE Total Portfolio: $424.0 million Dentists 8.0% Assisted Living/Memory Care 45.0% Specialty Hospitals 17.0% Surgical Hospitals 5.0% Medical Offices 17.0% Ambulatory Services 5.0% Other Healthcare Related 3.0%

Energy Banking Highlights – 3 rd Quarter 2017 ($ in Millions) Regional Overview – Bank SNB 76 ▪ Committed Production Based Credit - $81.5 million ▪ Service Based Credit - $32.3 million ▪ Indirect Energy Exposure - $56.1 million ▪ 33 Relationships ▪ Recently added two experienced energy bankers ▪ Total staff – 2 in OKC, 1 in Denver ▪ Focus: Strong, well - capitalized, larger reserve based credit with experienced management teams and access to capital markets and private equity. ENERGY BANKING PROFILE Total Direct Energy Portfolio: $113.8 million funded Production Reserve Base $81.5 Service $32.3

DEPOSIT MIX Non - interest Bearing Demand 27.8% Interest Bearing Demand 8.5% Savings & Money Market 33.4% Time Deposits 20.0% Other Deposits 10.3% Total Deposits as of 9/30/17 77 Regional Overview – Bank SNB DEPOSITS BY STATE DEPOSIT PROFILE Total Deposits $ 2.1 billion Cost of Interest Bearing Deposits 0.66% Oklahoma 79.8% Texas 10.0% Kansas 8.0% Colorado 2.2%

Credit Risk Profile ($ in Thousands) Note: Nonperforming assets defined as nonaccrual loans, loans past due 90 days or more and still accruing, and other real est ate owned. Regional Overview – Bank SNB 78 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 2013 2014 2015 2016 Q1 2016 Q2 2016 Q3 2016 Q4 2017 Q1 2017 Q2 2017 Q3 NPAs Potential Problem Loans NPAs / Assets

Non - interest Income ($ in Thousands) Regional Overview – Bank SNB 79 12/31/15 3/31/16 6/30/16 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 Service Charges and fees $2,675 $2,549 $2,556 $2,681 $2,772 $2,681 $2,800 $2,767 Gain on Sales of Loans $645 $401 $723 $774 $774 $552 $695 $679 Gain on Investment Securities - $126 $165 $3 - - - $316 Other $834 $339 $427 $1,097 $698 $1,196 $1,026 $731 $4,154 $3,415 $3,871 $4,555 $4,244 $4,429 $4,521 $4,493 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Service Charges & Fees Gain on Sale of Loans Gain on Investment Securities Other

Treasury Management – YTD Revenue by Product as of 9/30/17 ($ in Thousands) Note: There are two Direct Remit MD (“DRMD”) implementations currently pending. Regional Overview – Bank SNB 80 $314,012 ACH/Pos Pay 7.0% $314,181 DRMD* 7.0% $1,071,572 Lockbox 23.8% $463,352 Online Banking 10.3% $2,017,085 Other Comm Svc Charges 44.8% $130,255 RDC 2.9% $195,821 Wires 4.3% TOTAL REVENUE $4.5 million

Treasury Management – Lockbox Clients in 24 states Regional Overview – Bank SNB 81

Treasury Management – YTD Results as of 9/30/17 Regional Overview – Bank SNB 82 ▪ New TM Revenue: $364 thousand in annual revenue ▪ New Core Deposits: $32 million ▪ 515 Commercial Accounts Opened

2018 Regional Organizational Structure 83 Regional Overview NORTH TEXAS DIVISION SOUTHWEST DIVISION SOUTHEAST DIVISION Arkansas SW Missouri (Springfield) Tennessee South Texas St. Louis Kansas City Colorado Kansas Oklahoma DFW Metroplex President Barry Ledbetter Loans $5.1 billion Deposits $6.6 billion Branches 154 President Mark Funke Loans $2.3 billion Deposits $2.3 billion Branches 37 President Vernon Bryant Loans $2.7 billion Deposits $2.0 billion Branches 17

Marty Casteel, Barry Ledbetter, Vernon Bryant, Mark Funke 84 Regional Overview Q & A

E. Asset Quality & Credit 85 Steve Wade – EVP & Chief Credit Officer

Asset Quality & Legacy vs. Acquired ($ in Thousands) (1) Includes all bank affiliates. Charter consolidation into Simmons Bank occurred in 2014. 86 Asset Quality & Credit SFNC⁽¹⁾ Bank SNB SWB ASSET QUALITY 12/31/2013 9/30/17 9/30/17 9/30/17 Total Assets 4,383,100$ 9,535,370$ 2,614,921$ 2,535,898$ Total Loans 2,414,429 6,303,351 2,030,549 2,265,252 Classified Loans 94,465$ 136,176$ 38,270$ 1,924$ % Total Loans 3.91% 2.16% 1.88% 0.08% NPLs 80,354$ 78,378$ 10,936$ 138$ % Total Loans 3.33% 1.24% 0.54% 0.01% OREO 85,405$ 31,477$ 6,284$ -$ NPAs 165,759$ 86,787$ 17,220$ 138$ % Total Assets 3.78% 0.91% 0.66% 0.01% SFNC AS OF 9/30/2017 LEGACY ACQUIRED Total Total Loans 5,211,312$ 1,092,039$ 6,303,351$ Classified Loans 95,738 40,438 136,176 % of Total Loans 1.84% 3.70% 2.16% NPLs 54,671 23,707 78,378 % of Total Loans 1.05% 2.17% 1.24%

OREO / Historical Trend & Composition ($ In Thousands) (1) Includes $39.4 million in FDIC Loss Share OREO; legacy OREO was $21.5 million. (2) Includes $20.6 million in FDIC Loss Share OREO and Metropolitan OREO added November 12, 2013. (3) Includes $11.1 million in FDIC Loss Share OREO. (4) Includes $5.03 million in closed branches / branch sites and $1.02 million from executive relocation added during Q3 2017. 87 Asset Quality & Credit Total OREO $ 60,972 $ 85,406 $ 56,648 $ 44,770 $ 26,886 $ 31,477 Annual % Change NA 40.1% (33.7%) (21.0%) (39.9%) 17.1% % Change from Peak Balance NA NA (33.7%) (47.6%) (68.5%) NA HISTORICAL TREND 2014 (3) 2015 2016 2017 YTD (4) 2012 (1) 2013 (2) OREO & FORECLOSED ASSETS Composition (AS OF 9/30/17) $ % Foreclosed Assets, Acquired 11,054$ 35.1% Foreclosed Assets, Legacy 7,628 24.2% Closed Bank Branches, Branch Sites & Associate Relocation 12,795 40.6% Total 31,477$ 100.0%

OREO / Continuing Impact of Acquired OREO 88 Asset Quality & Credit ▪ For acquired banks, totals represent: – Properties held in OREO at merger date, which represent former loan collateral – Properties which were collateral for problem loans marked as impaired by SFNC at merger date – Former bank branches which were closed at or before merger date – Unused branch sites held by bank at merger date ▪ Only 24.2% of total OREO ($7.6 million of $31.5 million) originated from SFNC’s legacy and post - acquisition lending activities CONTINUING IMPACT OF ACQUIRED OREO Total OREO as of 9/30/17 31,477$ Acquired OREO, Bank Acquisitions Problem Loan Collateral 11,054$ Closed Branches / Branch Sites 7,022 Total Acquired OREO 18,076$ % Total OREO 57.4% SFNC Lending Activities & Branch System OREO Problem Loan Collateral 7,628$ Closed Branches / Branch Sites 4,581 Associate Relocation 1,192 Total 13,401$ % Total OREO 42.6%

CRE Lending / Historic Loss Rates 89 Asset Quality & Credit HISTORICAL LOSS RATE 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 SFNC BANK SNB SWB C&D 0.09% 1.48% 0.38% 3.42% 0.67% (0.01%) 0.57% 0.30% 0.02% 0.01% Total CRE (0.86%) 1.34% 0.64% 4.15% 0.87% 0.08% 0.72% 0.15% 0.05% 0.03% C&D 0.04% 0.44% 1.44% 5.45% 26.54% (2.29%) (3.27%) 0.35% (0.02%) 0.00% Total CRE 0.04% 0.51% 1.82% 6.05% 39.70% (1.91%) (3.09%) (0.21%) 0.00% (0.02%) C&D 0.00% 0.00% 1.09% 2.97% (0.24%) 0.04% (0.23%) (0.01%) (0.01%) (0.05%) Total CRE 0.00% 0.00% 1.48% 3.28% (0.24%) 0.35% (0.09%) 0.00% (0.01%) (0.05%)

Commercial Credit Underwriting & Approval Process / Key Component 90 Asset Quality & Credit ▪ Lender - Based Underwriting: Up to market approval limits ▪ Parallel Underwriting: By lenders and independent credit analysts above market limits ▪ Decentralized Community Bank - Level Approval: Up to total debt limits based on market need ▪ Centralized Approval: Through credit officers and loan committees above market limits

Commercial Credit Underwriting & Approval Process / Senior Credit Officer (“SCO”) Team 91 Asset Quality & Credit ▪ Veteran team with lending, lending management, credit, and regulatory experience ▪ Provide counsel to lenders in assigned markets on credit structuring, underwriting and portfolio management ▪ Responsible for asset quality of portfolios in assigned markets ▪ Independent of lending production – no volume goals or incentives ▪ Provide final approval of credit up to designated authority limits ▪ Approve credit above designated limits for presentation to loan committees ▪ Individual officers have bank - wide roles based on their expertise in particular fields (i.e., agriculture and healthcare)

Commercial Credit Underwriting & Approval Process / Loan Committees (Post - Conversion) 92 Asset Quality & Credit ▪ Provides board - level oversight of lending and credit ▪ Includes outside directors and members of executive management ▪ Will approve credit proposals involving total credit exposure in excess of minimum threshold established by credit policy – Estimated average volume of three credit proposals per month ▪ One committee for each division (Southeast, Southwest, North Texas) ▪ Membership consists of: ▪ Includes both outside Directors, Senior Credit Officers and Management Team Members selected for their agricultural expertise ▪ Chaired by Senior Credit Officer designated as Agriculture Specialist ▪ Approves agricultural credit up to divisional internal loan committee limits CCO CLO Division Senior Credit Officers Division Chairman Division Regional Chairmen Division Credit Officer ▪ Will approve credit proposals involving total credit exposure in excess of approval limits established for senior credit officers ▪ Will meet at least weekly – more frequently if needed to provide appropriate response time DIRECTORS CREDIT COMMITTEE DIVISION INTERNAL LOAN COMMITTEES AGRICULTURE LOAN COMMITTEE

Portfolio Consumer Credit Underwriting & Approval 93 Asset Quality & Credit ▪ Designed to ensure fair lending compliance and to promote efficiency ▪ Centralized consumer underwriting and approval ▪ Approval by decision model – Based on typical consumer credit standards adopted into Credit Policy – Subject to uniform override criteria set forth in Credit Policy; applied to every application ▪ Override criteria convert the bank’s own experience and relationship with each applicant to a quantitative score

Steve Wade 94 Asset Quality & Credit Q & A

F. M&A 95 George Makris – Chairman & Chief Executive Officer, Simmons First National Corporation Marty Casteel – Chairman & Chief Executive Officer, Simmons Bank Pat Burrow – EVP & General Counsel Steve Massanelli – EVP & Chief Administrative Officer Jena Compton – EVP & Chief People Officer

Geographic Priorities 96 M&A

M&A

Priority MSA Markets

	2016			#	%		Deposit Potential	High Performing
MSA	Deposit Rank	Deposits	Deposit Share	Branches	Branches	State	% of Branches	Markets
Pine Bluff	1	$ 868,602	56.88%	10	34.48%	AR		$ (342,065)
Martin	1	277,986	53.87%	5	38.00%	TN		(81,894)
Stillwater	1	720,181	41.63%	6	18.75%	OK		(395,814)
Union City	1	393,639	38.95%	5	23.81%	TN		(153,009)
Brownsville	2	82,332	36.56%	3	50.00%	TN	30,266	
Athens, TN	1	267,158	28.16%	3	17.65%	TN		(99,710)
Dyersburg	3	105,563	15.80%	4	25.00%	TN	61,467	
Jackson, TN	4	238,147	11.02%	5	8.77%	TN		(48,623)
Sedalia	3	75,362	10.44%	1	6.67%	MO		(27,214)
Jonesboro	2	268,997	10.17%	4	6.90%	AR		(86,492)
Russellville	6	141,997	9.60%	3	7.69%	AR		(28,251)
Hot Springs	4	148,689	8.23%	4	7.84%	AR		(7,046)
Branson	5	102,555	8.12%	5	11.63%	MO	44,331	
Searcy	4	112,737	7.88%	3	8.33%	AR	6,438	
LR - NLR - Conway	7	1,111,455	5.88%	28	9.33%	AR	652,129	
Hutchinson	5	58,000	5.15%	2	7.69%	KS	28,606	
Springfield, MO	7	369,291	4.08%	10	5.26%	MO	106,805	
Joplin	12	68,597	2.58%	3	3.75%	MO	31,108	
Fort Smith	11	111,359	2.44%	4	3.48%	AR	47,464	
NWA	9	231,337	2.41%	10	4.72%	AR	221,738	
Oklahoma City	11	553,629	1.88%	11	2.70%	OK	241,476	
Paragould	9	12,747	1.34%	1	5.26%	AR	37,290	
Tulsa	18	266,494	1.09%	2	0.69%	OK		(97,796)
Wichita	20	114,042	0.77%	4	1.71%	KS	139,220	
Knoxville	25	108,123	0.66%	4	1.47%	TN	132,696	
DFW - Arlington	19	1,475,334	0.60%	17	1.02%	TX	1,032,734	
Nashville	24	306,357	0.59%	9	1.51%	TN	477,709	
Memphis	39	77,849	0.28%	3	0.80%	TN	144,577	
St. Louis	62	124,607	0.18%	3	0.34%	MO	110,762	
San Antonio	40	59,090	0.17%	2	0.47%	TX	104,276	
Kansas City	87	44,731	0.08%	2	0.29%	KS	117,419	
Denver	46	45,564	0.06%	3	0.47%	CO	311,354	
Austin	49	25,569	0.06%	1	0.22%	TX	68,184	
							$ 4,148,049	$ (1,367,914)

97

Regulatory Preparedness / Marty Casteel 98 M&A ▪ Charter Conversion – OCC to State/Fed Member – Pre - conversion examination provided a roadmap for Compliance Program success – Third - party compliance program assessment ▪ Key Hires – Internal Audit strengthened controls and accountability – Regulatory & Consumer Affairs experts led build out of compliance programs ▪ Key Considerations – Community Reinvestment Act (CRA) program encompassing all markets – Fair Lending analysis for all markets, products and services – BSA / AML program tailored to risks profile – Compliance program with risks assessment drivers – DFAST gap analysis and readiness planning – Scalability of programs and staffing plans ▪ Board and management commitments are essential

Application & Approval Process / Pat Burrow 99 M&A ▪ Two - step merger process, – Holding company merger – Bank merger ▪ BHC Merger – FRB Holding Company Merger Application • Up to 30 day preparation; 45 - 60 day processing by FRBSL (best case) • Public Comment will add 60 - 120 days in processing – State Holding Company Merger Application • Requirements vary by home state of Target • When required, typically can be filed and approved prior to FRB approval – Securities & Exchange Commission Filing (S - 4) • Preparation 45 - 60 days after agreement signed • Effective 10 days after filed if no review; otherwise generally 30 - 45 days • Shareholder meeting(s) 30 - 40 days after Effective date – Closing immediately after shareholder and regulatory approvals received. ▪ Bank Merger Applications (FRB & Arkansas) – Coordinate proposed bank merger date with system conversion date – Applications filed at least 60 days prior to estimated bank merger effective date – Public comment possible; if received, slows down application processing

Conversion & Integration / Steve Massanelli 100 M&A PAST PRESENT FUTURE ▪ With assistance of Grant Thornton, we created an M&A playbook, which includes formalized governance and reporting processes ▪ Each business unit has a defined due diligence scope of assessment for target bank and a formal integration charter and work plan to execute ▪ Integrated associates, as well as support staff, are surveyed. Lessons learned sessions are conducted with the Integration Team. Action plans are developed and the playbook is updated, as appropriate ▪ Considered a preferred partner of target banks due to focus on alleviating customer pain points and retaining top talent ▪ Due diligence was based on responses to request list ▪ Conversion work plan was detailed and comprehensive, but the integration of business units was less formalized ▪ Continued enhancements to processes based on each integration ▪ Focus on industry technologies and best practices that can be leveraged from acquisition targets ▪ Continue to solidify position as a preferred partner

Talent Retention / Jena Compton 101 M&A ▪ Talent retention is applied through a continual, thoughtful and methodical approach to keep associates engaged and optimistic from announcement through conversion ▪ Key Elements – Culture assessment during due diligence – Target key talent immediately after announcement • Identify and get to know • Offer incentives for retention – Keep associates thinking positively from announcement to close • Outreach / visits with business area leaders • Continual information flow • Explore reverse integration best practices – Resolve uncertainty around positions – retain associates needed through conversion with “reason to stay” – Immerse new associates in culture and positive offerings at close – immediately “part of Simmons” • Leading up to Day 1: Associate onboarding and leadership training • Survey associates, create focus groups and act on feedback

G. Financials 102 Bob Fehlman – Senior EVP, Chief Financial Officer & Treasurer Pat Neeley – EVP, Executive Director of Finance & Accounting David Garner – EVP, Chief Accounting Officer & Controller

($ in Millions) (1) See Appendix for non - GAAP reconciliations. Balance Sheet – Q317 Update 103 2017 QUARTERLY TREND Q1 Q2 Q3 Loans, net 5,739$ 6,184$ 6,261$ Securities 1,689 1,610 1,723 Other Assets 1,199 1,274 1,551 Total Assets 8,627 9,068 9,535 Deposits 6,788$ 7,104$ 7,326$ Borrowing 612 664 712 Other Liabilities 56 67 241 Capital 1,171 1,233 1,256 Total Liabilities & Capital 8,627$ 9,068$ 9,535$ Linked Quarter Q317 HIGHLIGHTS Change Annualized Total Loans 1.24% 4.96% Total Deposits 3.13% 12.52% Other Assets Held for Sale 182$ Net FV Other Liabilities Held for Sale 177 5.4$ (Heartland Bank) TRENDS 2012 2013 2014 2015 2016 Q1-17 Q2-17 Q3-17 Assets 3,527$ 4,383$ 4,643$ 7,560$ 8,400$ 8,627$ 9,068$ 9,535$ TCE⁽¹⁾ 9.87% 7.23% 8.06% 9.26% 9.37% 9.35% 9.22% 9.07% Leverage Ratio 10.81% 9.22% 8.77% 11.20% 10.95% 10.94% 10.75% 10.62% Tier 1 Capital Ratio 19.08% 13.02% 13.43% 16.02% 14.45% 13.75% 13.08% 12.90% Total Risk-based Capital 20.34% 14.10% 14.50% 16.72% 15.12% 14.40% 13.73% 13.54% NPA 1.61% 1.91% 1.30% 0.89% 0.93% 1.05% 1.02% 1.01% Loans / Deposits 60% 61% 68% 81% 84% 85% 88% 88%

($ in Thousands, except EPS) Note: Core excludes non - core income, expense items (e.g. merger related cost and branch rightsizing cost) and purchase accountin g interest accretion. Core results are non - GAAP measurements. See Appendix for non - GAAP reconciliations. Income Statement – Q317 Update 104 Reported Non - core Reported Q317 Recap GAAP Items Core Net Interest Income $ 75,929 $ - $ 75,929 Accretion, purchase accounting 2,890 - 2,890 Non - interest Income 36,332 3,383 32,949 Total Revenue 115,151 3,383 111,768 Non - interest Expense (66,159) (862) (65,297) Provision Expense (5,462) - (5,462) Pre - tax Earnings 43,530 2,521 41,009 Income Taxes (14,678) (1,415) (13,263) Net Income $ 28,852 $ 1,106 $ 27,746 Diluted EPS $ 0.89 $ 0.86 PERFORMANCE HIGHLIGHTS GAAP CORE ROA 1.25% ROCE 9.12% ROTCE 14.47% Net Interest Margin 3.91% Core ROA 1.20% Core ROCE 8.77% Core ROTCE 13.93% Core Net Interest Margin 3.77% Efficiency Ratio 55.06%

Consolidated Balance Sheet

($ in Thousands)

Consolidated Balance Sheet										
	As of 9/30/17:									
		SFNC[a]		Southwest Bancorp[b]		First Texas BHC[b]		Acquisition Adjustments[c]		Pro Forma Combined
ASSETS:										
Cash and Equivalents	$	432,290	$	87,458	$	128,287	$	(169,376)	(1)	$ 478,659
Total Investment Securities		1,727,512		379,835		62,021		-		2,169,368
HFS Loans		12,663		5,658		3,082		-		21,403
Legacy Loans		5,211,312		-		-		-		5,211,312
Acquired Loans (net of discounts)		1,092,039		2,024,891		2,262,170		(57,594)	(2)	5,321,506
Total Gross Loans HFI		6,303,351		2,024,891		2,262,170		(57,594)		10,532,818
Loan Loss Reserves		(42,717)		(26,942)		(20,824)		47,766	(3)	(42,717)
Net Loans HFI		6,260,634		1,997,949		2,241,346		(9,828)		10,490,101
Premises & Equitment		224,376		21,336		24,862		11,751	(4)	282,325
OREO		31,477		6,283		-		-		37,760
Bank Owned Life Insurance		148,984		7,181		28,661		-		184,826
Goodwill		375,731		13,545		37,227		308,071	(5)	734,574
Other Intangibles		55,501		5,749		326		54,007	(6)	115,583
Assets Available for Sale (Heartland)		182,378		-		-		-		182,378
Other Assets		83,824		96,048		13,728		(16,431)	(7)	177,169
Total Assets	**$**	**9,535,370**	**$**	**2,621,042**	**$**	**2,539,540**	**$**	**178,194**		**$ 14,874,146**
LIABILITIES:										
Non Interest Bearing Deposits	$	1,669,860	$	569,147	$	488,763	$	-		$ 2,727,770
Interest Bearing Deposits		5,655,730		1,478,360		1,384,557		(1,032)	(8)	8,517,615
Total Deposits		7,325,590		2,047,507		1,873,320		(1,032)		11,245,385
Bank Repurchase Agreements & FHLB Borrowings		599,669		214,841		320,000		(101)	(9)	1,134,409
Parent Co. - Senior Debt		44,559		-		59,950		15,050	(10)	119,559
Parent Co. - Subordinated Debt (Tier 2 capital)		-		-		21,981		(5,325)	(11)	16,656
Parent Co. - Trust Preferred (Tier 1 and 2 captial)		67,418		45,000		8,248		-		120,666
Total Borrowings		711,646		259,841		410,179		9,624		1,391,290
Liabilities Available for Sale (Heartland)		176,964		-		-		-		176,964
Other Liabilities		63,971		13,982		8,818		1,000	(12)	87,771
Total Liabilities		8,278,171		2,321,330		2,292,317		9,592		12,901,410
SHAREHOLDERS' EQUITY:										
Common Equity		1,257,199		299,712		247,223		168,602	(13)	1,972,736
Total Shareholders' Equity		1,257,199		299,712		247,223		168,602		1,972,736
Total Liabilities & Shareholders' Equity	**$**	**9,535,370**	**$**	**2,621,042**	**$**	**2,539,540**	**$**	**178,194**		**$ 14,874,146**
Book Value Per Share[d]	$	39.03								$ 42.92
Tangible Book Value Per Share[d]	$	25.64								$ 24.42

(a) Source: SFNC's earnings release (as of 9/30/17).
(b) Source: FR Y-9Cs filed by the companies during 2017.
(c) These adjustments are based on management's estimates using information currently available. A third party valuation is currently being conducted but is not yet complete. Therefore, these figures are subject to change. The footnotes on the following two pages provide more details on the current calculations.
(d) See Appendix for non-GAAP reconciliations.

105

Balance Sheet Footnotes

($ in Thousands)

(1)

Cash Used in Transaction		
Southwest Bancorp Cash Consideration	$	(94,926)
First Texas Cash Consideration		(70,000)
Southwest Bancorp Estimated Merger Costs		(9,700)
First Texas Estimated Merger Costs		(9,800)
Retire First Texas Senior Debt		(59,950)
New SFNC Senior Debt		75,000
Cash Used in Transaction	**$**	**(169,376)**

(2)

Estimated Gross Credit Mark		
Southwest Bancorp	$	(33,563)
First Texas		(24,031)
Gross Credit Mark	**$**	**(57,594)**

(3) Elimination of target reserves

(4)

Estimated Fair Value Adjustment to Premises / Equipment		
Southwest Bancorp	$	(1,249)
First Texas		13,000
Total Fair Value Adjustment	**$**	**11,751**

(5)

Goodwill Created		
Southwest Bancorp Total Purchase Price	$	478,465
Fair Value Net Assets Acquired		292,205
Goodwill Created		**186,260**
First Texas Total Purchase Price		413,850
Fair Value Net Assets Acquired		241,267
Goodwill Created		**172,583**
Existing Goodwill		(50,772)
Total Goodwill Created	**$**	**308,071**

(6)

Estimated Core Deposit Intangible Adjustment		
Southwest Bancorp	$	23,671
First Texas		30,336
Total Core Deposit Intangible	**$**	**54,007**

(7)

Deferred Tax Asset / (Liability)		Fair Value Mark		DTA / (DTL)
Net Loans	$	9,828	$	3,855
Property		(11,751)		(4,609)
Core Deposit Intangible		(54,007)		(21,184)
Time Deposits		(1,032)		(405)
FHLB		(101)		(40)
Trust Preferred Securities		(5,325)		(2,089)
Unfunded Commitments		1,000		392
DTA / (DTL) Related to Fair Value Marks				**(24,079)**
Southwest Bancorp Merger Costs		9,700	$	3,805
First Texas Merger Costs		9,800		3,844
DTA / (DTL) Related to Merger Costs				**7,649**
Total DTA / (DTL)			**$**	**(16,431)**

(8)

Estimated Fair Value Discount on Time Deposits		
Southwest Bancorp	$	(800)
First Texas		(232)
Total Fair Value Adjustment	**$**	**(1,032)**

(9)

Estimated Fair Value of FHLB Advances		
Southwest Bancorp	$	592
First Texas		(693)
Total Fair Value Adjustment	**$**	**(101)**

(10)

Retire Existing First Texas Senior Debt	$	(59,950)
New SFNC Senior Debt		75,000
New Senior Debt	**$**	**15,050**

106

($ in Thousands) Balance Sheet Footnotes 107 (11) Estimated Fair Value Discount on Trust Preferred Securities Southwest Bancorp (4,500)$ First Texas (825) Total Fair Value Adjustment (5,325)$ (12) (13) Adjustment to Common Equity Elimination of Southwest Bancorp Equity (299,712)$ Elimination of First Texas Equity (247,223) Southwest Bancorp Stock Consideration 383,539 First Texas Stock Consideration 343,850 Southwest Bancorp After-Tax Merger Costs (5,895) First Texas After-Tax Merger Costs (5,956) Other Adjustments (1) Total Adjustment to Common Equity 168,602$ Estimated adjustment of the fair value of a reserve for unfunded commitments not previously recorded by First Texas.

Consolidated Regulatory Capital

($ in Thousands)

Consolidated Regulatory Capital						
	As of 9/30/17:					
	SFNC[(a)]	Southwest Bancorp[(a)]	First Texas BHC[(a)]	Acquisition Adjustments[(b)]	Pro Forma Combined	Well Capitalized:
Tangible Common Equity[(c)]	$ 825,967	$ 280,418	$ 209,670	$ (193,476)	$ 1,122,579	
Tier 1 Capital	933,849	330,320	218,291	(193,476)	1,288,984	
Tier 2 Capital	46,710	29,204	42,805	(53,091)	65,628	
Total Risk Based Capital	980,559	359,524	261,096	(246,567)	1,354,612	
TruPS	$ 67,418	$ 45,000	$ 8,248	$ -	$ 120,666	
Risk Weighted Assets	7,239,923	2,358,080	2,542,571	(62,274)	12,078,300	
Assets for Leverage Ratio	8,774,188	2,575,005	2,354,282	(183,884)	13,519,591	
Tangible Assets	9,104,138	2,601,748	2,501,987	(183,884)	14,023,989	
Tangible Common Equity / Tangible Assets[(c)]	9.1%	10.8%	8.4%		8.0%	
Tier 1 Leverage Ratio	10.6%	12.8%	9.3%		9.5%	5.0%
Tier 1 Leverage Ratio (Excluding TruPS)	9.9%	11.1%	8.9%		8.6%	5.0%
Tier 1 Ratio	12.9%	14.0%	8.6%		10.7%	8.0%
Tier 1 Ratio (Excluding TruPS)	12.0%	12.1%	8.3%		9.7%	8.0%
Total RBC Ratio	13.5%	15.2%	10.3%		11.2%	10.0%

(a) Source: FRY-9C and SFNC's earnings release (as of 9/30/17).

(b) These adjustments are based on management's estimates using information currently available. A third party valuation is currently being conducted but is not yet complete. Therefore, these figures are subject to change.

(c) See Appendix for non-GAAP reconciliations.

108

Consolidated CRE Guidelines As of 9/30/17: Total Loans HFI 6,303,351$ 2,024,891$ 2,262,170$ (57,594)$ 10,532,818$ Total CL&D Loans 567,999 185,668 367,869 (6,985) 1,114,551 CL&D / Total Loans HFI 9.0% 9.2% 16.3% 10.6% Total CRE Loans 2,279,888 927,826 1,168,666 (27,794) 4,348,587 CRE / Total Loans HFI 36.2% 45.8% 51.7% 41.3% Total Risk Based Capital - Consolidated 980,559$ 359,524$ 261,096$ (246,567)$ 1,354,612$ Real Estate Guideline Ratios: CL&D - 100 Guideline 57.9% 51.6% 140.9% 82.3% CRE - 300 Guideline 232.5% 258.1% 447.6% 321.0% CL&D - 100 Guideline (w/ Loan Discount) 77.6% CRE - 300 Guideline (w/ Loan Discount) 302.6% SFNC Southwest Bancorp First Texas BHC Acquisition Adjustments Pro Forma Combined ($ in Thousands) Consolidated CRE Guidelines 109 Note: Loan discount for SFNC, Southwest Bancorp and First Texas are $25.0 million, $33.6 million and $24.0 million, respectiv ely .

Combined Income Statement – 3Q17

($ in Thousands)

Combined Income Statement					
	MRQ 9/30/17:				
	SFNC[a]	Southwest Bancorp[b]	First Texas BHC[b]	QTD Combined	QTD Annualized
Total Interest Income	$ 87,484	$ 25,551	$ 28,190	$ 141,225	$ 559,753
Total Interest Expense	8,665	3,794	6,092	18,551	73,536
Net Interest Income	78,819	21,757	22,098	122,674	486,696
Non Interest Income	32,624	4,510	3,704	40,838	162,020
Gain on Sale of P&C Insurance Business	3,708	-	-	3,708	14,711
Total Revenue	**115,151**	**26,267**	**25,802**	**167,220**	**663,427**
Salaries & Benefits	35,285	9,269	9,119	53,673	212,941
Premises & Fixed Assets	10,839	2,968	1,510	15,317	60,768
Non-Core Expenses	1,187	805	117	2,109	8,367
Other Non Interest Expense	18,848	2,349	2,915	24,112	95,662
Total Non Interest Expense	66,159	15,391	13,661	95,211	377,738
Pre-Tax, Pre-Provision	**48,992**	**10,876**	**12,141**	**72,009**	**285,689**
Provision Expense	5,462	2,380	1,354	9,196	36,484
Pre-Tax Earnings	**43,530**	**8,496**	**10,787**	**62,813**	**249,205**
Income Tax Expense	14,678	3,033	3,931	21,642	85,862
Net Income	**$ 28,852**	**$ 5,463**	**$ 6,856**	**$ 41,171**	**$ 163,343**
Effective Tax Rate	33.7%	35.7%	36.4%	34.5%	34.5%
ROA	1.25%	0.82%	1.14%	1.15%	1.15%
Net Interest Margin - GAAP	3.91%	3.41%	3.83%	3.80%	3.80%
Net Interest Margin - Core[c]	3.77%	3.41%	3.83%	3.71%	3.71%
Efficiency Ratio[c]	55.1%	55.5%	52.5%	54.7%	54.7%

Note: Combined does not include estimated purchase accounting adjustments.

(a) Source: SFNC's earnings release (as of 9/30/17).
(b) Source: FR Y-9Cs filed by the companies during 2017.
(c) See Appendix for non-GAAP reconciliations.

110

(Pre - tax, $ in Millions) Estimated Projected Cost Savings & Durbin Impact 111 Note: Based on Management’s estimates. ▪ First Texas BHC $17.0 (Conversion February 16, 2018 , estimated cost savings begin May 2018) ▪ Southwest Bancorp $21.5 (Conversion May 25, 2018, estimated cost savings begin August 2018) Estimated Cost Savings Estimated Durbin Impact ▪ 2018 ($6.0) (beginning in July 2018) ▪ 2019 ($12.0) (full year impact)

($ in Millions) Projected Purchase Accounting Accretion & Loan Discount 112 Note : Management estimates purchase accounting accretion utilizing the estimated credit mark on acquired loans and the anticipated migration of acquired loans to legacy loans based upon the contractual maturity of the loans . First year purchase accounting accretion is estimated to be 20% - 25 % of gross credit mark . Third - party valuation is in process and final results are pending . $112.0 $114.1 $77.2 $55.7 $35.5 $25.0 $17.3 $39.6 $37.5 $46.1 $24.3 $12.1 $- $10.0 $20.0 $30.0 $40.0 $50.0 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2012 2013 2014 2015 2016 YTD 9/30/17 Loan Discount Balance Accretion Income HISTORICAL LOAN DISCOUNT BALANCE & ACCRETION INCOME ▪ Q4 2017: $4 - $5 million ▪ 2018: $18 - $20 million – Approximated 1/3 related to legacy acquired loans with the remaining related to Bank SNB and SWB – Management expects the increase in provision expense from the migration of loans of Bank SNB and SWB will approximately equal the accretion income related to Bank SNB and SWB loans ESTIMATED ACCRETION INCOME

(Shares in Thousands) Consolidated Shares Outstanding 113 As of 10/31/17 Total Common Shares Outstanding 45,971 Diluted Shares 210 Total Diluted Shares Outstanding 46,181 SFNC

George Makris, Marty Casteel, Bob Fehlman 114 Wrap - up Q & A

H. Appendix 115

($ in Thousands) Reconciliations of Non - GAAP Financial Measures 116 Calculation of Non-Interest Income to Revenue 2013 2014 2015 2016 2017 YTD Non-interest income - GAAP 40,616$ 62,192$ 94,661$ 139,382$ 102,136$ Net interest income 130,850$ 171,064$ 278,595$ 279,206$ 228,011$ Non-interest income 40,616 62,192 94,661 139,382 102,136 Total revenue - GAAP 171,466$ 233,256$ 373,256$ 418,588$ 330,147$ Non-interest income - GAAP 40,616$ 62,192$ 94,661$ 139,382$ 102,136$ Non-core items 193 (8,780) 5,731 (835) (3,972) Non-interest income - Core (non-GAAP) 40,809$ 53,412$ 100,392$ 138,547$ 98,164$ Net interest income 130,850$ 171,064$ 278,595$ 279,206$ 228,011$ Purchase accounting interest accretion (39,604) (37,539) (46,131) (24,257) (12,109) Non-interest income - Core (non-GAAP) 40,809 53,412 100,392 138,547 98,164 Total revenue - Core (non-GAAP) 132,055$ 186,937$ 332,856$ 393,496$ 314,066$ Non-interest income to Revenue - GAAP 23.7% 26.7% 25.4% 33.3% 30.9% Non-interest income to Revenue - Core (non-GAAP) 30.9% 28.6% 30.2% 35.2% 31.3%

($ in Thousands) Reconciliations of Non - GAAP Financial Measures 117 Calculation of Efficiency Ratio 2013 2014 2015 2016 QTD 3-17 Non-interest expense 134,812$ 175,721$ 256,970$ 255,085$ 66,159$ Non-core non-interest expense adjustment (7,017) (13,747) (18,747) (8,435) (862) Other real estate and foreclosure expense adjustment (1,337) (4,507) (4,861) (4,389) (1,071) Amortization of intangibles adjustment (601) (1,979) (4,889) (5,942) (1,724) Efficiency ratio numerator 125,857$ 155,488$ 228,473$ 236,319$ 62,502$ Net-interest income 130,850$ 171,064$ 278,595$ 279,206$ 78,819$ Non-interest income 40,616 62,192 94,661 139,382 36,332 Non-core non-interest income adjustment 193 (8,780) 5,731 (835) (3,383) Fully tax-equivalent adjustment 4,951 6,840 8,517 7,722 1,751 (Gain) loss on sale of securities (42) (8) (307) (5,848) (3) Efficiency ratio denominator 176,568$ 231,308$ 387,197$ 419,627$ 113,516$ Efficiency ratio 71.3% 67.2% 59.0% 56.3% 55.06%

Reconciliations of Non-GAAP Financial Measures

($ in Thousands)

Calculation of ROA	2013	2014	2015	2016	2017 YTD	QTD 3-17
Net income available to common stockholders	$ 23,231	$ 35,688	$ 74,107	$ 96,790	$ 74,037	$ 28,852
Net non-core items, net of taxes, adjustment	4,381	3,019	15,515	4,619	2,994	(1,106)
Core earnings	$ 27,612	$ 38,707	$ 89,622	$ 101,409	$ 77,031	$ 27,746
Average total assets	$ 3,606,502	$ 4,478,101	$ 7,164,788	$ 7,760,233	$ 8,800,675	$ 9,175,607
Return on average assets	0.64%	0.80%	1.03%	1.25%	1.12%	1.25%
Core return on average assets (non-GAAP)	0.77%	0.86%	1.25%	1.31%	1.17%	1.20%

Calculation of ROTCE	2013	2014	2015	2016	2017 YTD	QTD 3-17
Net income available to common stockholders	$ 23,231	$ 35,688	$ 74,107	$ 96,790	$ 74,037	$ 28,852
Amortization of intangibles, net of taxes	365	1,203	2,972	3,611	2,934	1,048
Total income available to common stockholders	$ 23,596	$ 36,891	$ 77,079	$ 100,401	$ 76,971	$ 29,900
Net non-core items, net of taxes	4,381	3,019	15,515	4,619	2,994	(1,106)
Core earnings	27,612	38,707	89,622	101,409	77,031	27,746
Amortization of intangibles, net of taxes	365	1,203	2,972	3,611	2,934	1,048
Total core income available to common stockholders	$ 27,977	$ 39,910	$ 92,594	$ 105,020	$ 79,965	$ 28,794
Average common stockholders' equity	$ 435,918	$ 440,168	$ 938,521	$ 1,105,775	$ 1,210,487	$ 1,255,694
Total average intangibles	(64,709)	(104,498)	(323,237)	(384,684)	(417,324)	(435,619)
Average tangible common stockholders' equity	$ 371,209	$ 335,670	$ 615,284	$ 721,091	$ 793,163	$ 820,075
Return on average common equity	5.33%	8.11%	7.90%	8.75%	8.18%	9.12%
Return on tangible common equity (non-GAAP)	6.36%	10.99%	12.53%	13.92%	12.97%	14.47%
Core return on average common equity (non-GAAP)	6.33%	8.79%	9.55%	9.17%	8.51%	8.77%
Core return on tangible common equity (non-GAAP)	7.54%	11.89%	15.05%	14.56%	13.48%	13.93%

118

($ in Thousands) (1) Effective tax rate of 39.225%, adjusted for non - deductible merger - related costs. Reconciliations of Non - GAAP Financial Measures 119 Calculation of Core Earnings 2013 2014 2015 2016 YTD 2017 Net Income 23,231$ 35,688$ 74,107$ 96,790$ 74,037$ Non-core items Accelerated vesting on retirement agreements - - 2,209 - - Gain on sale of merchant services - (1,000) - - - Gain on sale of banking operations - - (2,110) - - Gain from early retirement of trust preferred securities - - - (594) - Gain on sale of P&C insurance lines of busines - - - - (3,708) Loss on FDIC loss-share termination/Gain on FDIC-assisted transactions - - 7,476 - - Merger-related costs 6,376 7,470 13,760 4,835 7,879 Change-in-control payments - 885 - - - Loss on sale of securities 193 - - - - Branch right-sizing 641 (3,059) 3,144 3,359 53 Charter consolidation costs - 652 - - - Tax effect⁽¹⁾ (2,829) (1,929) (8,964) (2,981) (1,230) Net non-core items 4,381 3,019 15,515 4,619 2,994 Diluted core earnings per share (non-GAAP) 27,612$ 38,707$ 89,622$ 101,409$ 77,031$

($ in Thousands) (1) Effective tax rate of 39.225%, adjusted for non - deductible merger - related costs. Reconciliations of Non - GAAP Financial Measures 120 Calculation of Diluted EPS 2013 2014 2015 2016 YTD 2017 Diluted earnings per share 1.42$ 2.11$ 2.63$ 3.13$ 2.31$ Non-core items Accelerated vesting on retirement agreements - - 0.08 - - Gain on sale of merchant services - (0.06) - - - Gain on sale of banking operations - - (0.07) - - Gain from early retirement of trust preferred securities - - - (0.02) - Gain on sale of P&C insurance lines of busines - - - - (0.11) Loss on FDIC loss-share termination/Gain on FDIC-assisted transactions - - 0.27 - - Merger-related costs 0.39 0.44 0.49 0.16 0.25 Change-in-control payments - 0.05 - - - Loss on sale of securities 0.01 - - - - Branch right-sizing 0.04 (0.16) 0.11 0.11 - Charter consolidation costs - 0.04 - - - Tax effect (1) (0.17) (0.13) (0.33) (0.10) (0.04) Net non-core items 0.27 0.18 0.55 0.15 0.10 Diluted core earnings per share (non-GAAP) 1.69$ 2.29$ 3.18$ 3.28$ 2.41$

Reconciliations of Non-GAAP Financial Measures

($ in Thousands)

Calculation of Tangible Common Equity & the Ratio of Tangible Common Equity to Tangible Assets	2012	2013	2014	2015	2016	Q1-17	Q2-17	Q3-17
Total stockholders' equity	$ 406,062	$ 403,832	$ 494,319	$ 1,076,855	$ 1,151,111	$ 1,170,889	$ 1,234,076	$ 1,257,199
Preferred stock	-	-	-	(30,852)	-	-	-	-
Total common stockholders' equity	406,062	403,832	494,319	1,046,003	1,151,111	1,170,889	1,234,076	1,257,199
Intangible assets:								
Goodwill	(60,605)	(78,906)	(108,095)	(327,686)	(348,505)	(350,035)	(379,437)	(375,731)
Other intangible assets	(3,760)	(14,972)	(22,526)	(53,237)	(52,959)	(51,408)	(58,528)	(55,501)
Total intangibles	(64,365)	(93,878)	(130,621)	(380,923)	(401,464)	(401,443)	(437,965)	(431,232)
Tangible common stockholders' equity	$ 341,697	$ 309,954	$ 363,698	$ 665,080	$ 749,647	$ 769,446	$ 796,111	$ 825,967
Total assets	$ 3,527,489	$ 4,383,100	$ 4,643,354	$ 7,559,658	$ 8,400,056	$ 8,626,638	$ 9,068,308	$ 9,535,370
Intangible assets:								
Goodwill	(60,605)	(78,906)	(108,095)	(327,686)	(348,505)	(350,035)	(379,437)	(375,731)
Other intangible assets	(3,760)	(14,972)	(22,526)	(53,237)	(52,959)	(51,408)	(58,528)	(55,501)
Total intangibles	(64,365)	(93,878)	(130,621)	(380,923)	(401,464)	(401,443)	(437,965)	(431,232)
Tangible assets	$ 3,463,124	$ 4,289,222	$ 4,512,733	$ 7,178,735	$ 7,998,592	$ 8,225,195	$ 8,630,343	$ 9,104,138
Ratio of equity to assets	11.51%	9.21%	10.65%	14.24%	13.70%	13.57%	13.61%	13.18%
Ratio of tangible common equity to tangible assets (non-GAAP)	9.87%	7.23%	8.06%	9.26%	9.37%	9.35%	9.22%	9.07%

121

($ in Thousands) Reconciliations of Non - GAAP Financial Measures 122 Calculation of Core Net Interest Margin Q3-17 Net interest income 78,819$ FTE adjustment 1,751 Fully tax equivalent net interest income 80,570 Total accretable yield (2,890) Core net interest income 77,680$ Average earning assets 8,182,292$ GAAP Net interest margin 3.91% Core net interest margin (non-GAAP) 3.77%

($ in Thousands) Reconciliations of Non - GAAP Financial Measures 123 SFNC Proforma Calculation of Tangible Book Value per Share Q3-17 Combined Total common stockholders' equity 1,257,199$ 1,972,736$ Total intangibles (431,232) (850,157) Tangible common stockholders' equity 825,967$ 1,122,579$ Shares of common stock outstanding 32,212,242 45,962,000 Book value per common share 39.03$ 42.92$ Tangible book value per common share (non-GAAP) 25.64$ 24.42$

($ in Thousands) Reconciliations of Non - GAAP Financial Measures 124 Calculation of Tangible Common Equity & the Ratio of Southwest First Texas Acquisition Proforma Tangible Common Equity to Tangible Assets SFNC Bancorp BHC Adjustments Combined Total common stockholders' equity 1,257,199$ 299,712$ 247,223$ 168,602$ 1,972,736$ Intangible assets: Goodwill (375,731) (13,545) (37,227) (308,071) (734,574) Other intangible assets (55,501) (5,749) (326) (54,007) (115,583) Total intangibles (431,232) (19,294) (37,553) (362,078) (850,157) Tangible common stockholders' equity 825,967$ 280,418$ 209,670$ (193,476)$ 1,122,579$ Total assets 9,535,370$ 2,621,042$ 2,539,540$ 178,194$ 14,874,146$ Intangible assets: Goodwill (375,731) (13,545) (37,227) (308,071) (734,574) Other intangible assets (55,501) (5,749) (326) (54,007) (115,583) Total intangibles (431,232) (19,294) (37,553) (362,078) (850,157) Tangible assets 9,104,138$ 2,601,748$ 2,501,987$ (183,884)$ 14,023,989$ Ratio of equity to assets 13.2% 11.4% 9.7% 13.3% Ratio of tangible common equity to tangible assets (non-GAAP) 9.1% 10.8% 8.4% 8.0% Q3-17

($ in Thousands) Reconciliations of Non - GAAP Financial Measures 125 Southwest First Texas QTD QTD Calculation of Core Net Interest Margin SFNC Bancorp BHC Combined Annualized Net interest income 78,819$ 21,757$ 22,098$ 122,674$ 486,696$ FTE adjustment 1,751 - - 1,751 6,947 Fully tax equivalent net interest income 80,570 21,757 22,098 124,425 493,643 Total accretable yield (2,890) - - (2,890) (11,560) Core net interest income 77,680$ 21,757$ 22,098$ 121,535$ 482,083$ Average earning assets 8,182,292$ 2,532,926$ 2,288,522$ 13,003,740$ 13,003,740$ GAAP Net interest margin 3.91% 3.41% 3.83% 3.80% 3.80% Core net interest margin (non-GAAP) 3.77% 3.41% 3.83% 3.71% 3.71% MRQ 9/30/17

($ in Thousands) Reconciliations of Non - GAAP Financial Measures 126 Southwest First Texas QTD QTD Calculation of Efficiency Ratio SFNC Bancorp BHC Combined Annualized Non-interest expense 66,159$ 15,391$ 13,661$ 95,211$ 377,738$ Non-core non-interest expense adjustment (862) (805) (117) (1,784) (7,136) Other real estate and foreclosure expense adjustment (1,071) - - (1,071) (4,284) Amortization of intangibles adjustment (1,724) - - (1,724) (6,896) Efficiency ratio numerator 62,502$ 14,586$ 13,544$ 90,632$ 359,422$ Net-interest income 78,819$ 21,757$ 22,098$ 122,674$ 486,696$ Non-interest income 36,332 4,510 3,704 44,546 176,731 Non-core non-interest income adjustment (3,383) - - (3,383) (13,532) Fully tax-equivalent adjustment 1,751 - - 1,751 7,004 (Gain) loss on sale of securities (3) - - (3) (12) Efficiency ratio denominator 113,516$ 26,267$ 25,802$ 165,585$ 656,887$ Efficiency ratio 55.1% 55.5% 52.5% 54.7% 54.7% MRQ 9/30/17

127